                                                                     EXHIBIT 4.3

                      PARENT PLEDGE AND SECURITY AGREEMENT


     THIS PLEDGE AND SECURITY AGREEMENT, dated as of the 6th day of October, 1997 (this "Agreement"), is made by PETERSEN HOLDINGS, L.L.C., a Delaware limited liability company ("Holdings"), and THE PETERSEN COMPANIES, INC., a Delaware corporation ("Parent"; each of Holdings and Parent, a "Pledgor," and collectively, the "Pledgors"), in favor of FIRST UNION NATIONAL BANK, as administrative agent for the banks and other financial institutions (collectively, the "Lenders") party to the Credit Agreement referred to below (in such capacity, the "Administrative Agent"), for the benefit of the Secured Parties (as hereinafter defined). Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement referred to below.


                                    RECITALS

     A. Parent, Petersen Publishing Company, L.L.C., a Delaware limited liability company (the "Borrower"), the Lenders, First Union National Bank, as Administrative Agent, and CIBC Inc., as Documentation Agent, are parties to a Credit Agreement, dated as of October 6, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the availability of certain credit facilities to the Borrower upon the terms and subject to the conditions set forth therein. The Pledgors own all of the membership interests in the Borrower.

     B. As a condition to the extension of credit to the Borrower under the Credit Agreement, the Pledgors have executed and delivered a Guaranty Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the "Parent Guaranty"), pursuant to which each Pledgor has guaranteed to the Secured Parties the payment in full of the Obligations of the Borrower under the Credit Agreement and the other Credit Documents.

     C. It is a further condition to the extension of credit to the Borrower under the Credit Agreement that each Pledgor shall have agreed, by executing and delivering this Agreement, to secure the payment in full of its obligations under the Parent Guaranty. The Secured Parties are relying on this Agreement in their decision to extend credit to the Borrower under the Credit Agreement, and would not enter into the Credit Agreement without this Agreement.

     D. The Pledgors will obtain benefits as a result of the extension of credit to the Borrower under the Credit Agreement, which benefits are hereby acknowledged, and, accordingly, desire to execute and deliver this Agreement.


                             STATEMENT OF AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce the Secured Parties to enter into the Credit Agreement and to induce the Lenders to extend credit to the Borrower thereunder, each Pledgor hereby agrees as follows:

     1.   Pledge and Grant of Security Interest.  Each Pledgor hereby pledges,
          -------------------------------------
assigns and delivers to the Administrative Agent, for the ratable benefit of the Lenders (including the Issuing Lender
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and the Swingline Lender in their capacities as such, and including any Lender in its capacity as a counterparty to any Interest Rate Protection Agreement with the Borrower), the Documentation Agent and the Administrative Agent (collectively, the "Secured Parties"), and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a Lien upon and security interest in, all of such Pledgor's right, title and interest in and to the following, in each case whether now owned or existing or hereafter acquired or arising (collectively, the "Collateral"):

             (i) all of the issued and outstanding membership interests in the Borrower owned by such Pledgor, and all rights, powers and privileges relating thereto or arising therefrom, including, without limitation, such Pledgor's right to vote and to manage and administer the business of the Borrower pursuant to the Limited Liability Company Agreement, dated as of September 30, 1996, among the Pledgors and the Borrower (as amended, modified, supplemented, restated or replaced from time to time, the "Operating Agreement"), together with all other rights, interests, claims and other property of such Pledgor in any manner arising out of or relating to its interest as a member of the Borrower, whether now existing or hereafter arising or acquired, of whatever kind or character (including any tangible or intangible property or interests therein), and further including, without limitation (but subject to the provisions of SECTION 8), all rights of such Pledgor to receive amounts due and to become due (including, without limitation, dividends, distributions, interest, income and returns of capital) under or in respect of the Operating Agreement, to receive payments or other amounts upon termination of the Operating Agreement, and to receive any other payments or distributions, whether in cash, securities, property, or a combination thereof, in respect of such Pledgor's interest as a member of the Borrower, all of such Pledgor's rights of access to the Borrower's books and records, and all rights granted or available under applicable law in connection therewith, and all additional equity interests in the Borrower (including all warrants, options and other rights to acquire, and all securities convertible into, equity interests in the Borrower), whether now or hereafter existing and any time owned by such Pledgor, together with all certificates, instruments and entries upon the books of financial intermediaries at any time evidencing any of the foregoing (collectively, the "Pledged Interests");

             (ii) all indebtedness, obligations and other amounts at any time owing to such Pledgor from the Borrower or from any holder of equity interests in such Pledgor and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness, obligations or other amounts (collectively, "the Pledged Indebtedness"); and

             (iii) all Proceeds of any of the foregoing. For purposes of this Agreement, the term "Proceeds" shall mean and include all cash, securities and other property of any nature received or receivable upon the sale, exchange or other disposition of or realization upon any Collateral, whether voluntary or involuntary, together with all other payments and distributions in respect of any Collateral, including pursuant to any insurance, indemnity or guaranty with respect to any Collateral and pursuant to any liquidation, reorganization or similar proceeding with respect to any Pledgor or any issuer of or obligor on any Collateral.

     2.   Security for Secured Obligations.  This Agreement and the Collateral
          --------------------------------
secure the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all liabilities and obligations of each Pledgor, whether now existing or hereinafter incurred, under, arising out of or in connection with the Parent Guaranty, this Agreement or

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any of the other Credit Documents to which it is a party, including, without limitation, each Pledgor's liabilities and obligations as guarantor in respect of all principal of and interest on the Loans, all Reimbursement Obligations in respect of Letters of Credit, all fees, expenses, indemnities and other amounts payable by the Borrower under the Credit Agreement or any other Credit Document (including interest accruing after the filing of a petition or commencement of a case by or with respect to the Borrower seeking relief under any applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws, whether or not the claim for such interest is allowed in such proceeding), all obligations of the Borrower to any Lender under any Interest Rate Protection Agreement, all Obligations that, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due, and all fees, costs and expenses payable by each Pledgor under SECTION 13, in each case whether now existing or hereafter created or arising and whether direct or indirect, absolute or contingent, due or to become due (the liabilities and obligations of the Pledgors described in this SECTION 2, collectively, the "Secured Obligations").

     3.   Delivery of Collateral.  All certificates or instruments representing
          ----------------------
or evidencing any Collateral (other than checks or drafts, except during the continuance of an Event of Default) shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto, shall be in form suitable for transfer by delivery and shall be delivered together with undated stock powers duly executed in blank, appropriate endorsements or other necessary instruments of registration, transfer or assignment, duly executed and in form and substance satisfactory to the Administrative Agent, and in each case such other instruments or documents as the Administrative Agent may reasonably request.

     4.   Representations and Warranties.  Each Pledgor represents and warrants
          ------------------------------
as follows:

     (a) As of the date hereof, the Pledged Interests being pledged by each Pledgor hereunder consist of the percentage and type of equity membership interests in the Borrower as described beneath such Pledgor's name in Annex A.
                                                                      -------
The Pledged Interests described in Annex A collectively represent 100% of the
                                   -------
issued and outstanding equity membership interests in the Borrower.

     (b) Each Pledgor is, or at the time when pledged hereunder will be, the sole legal, record and beneficial owner of all Pledged Interests purported to be pledged by it hereunder, free and clear of any Lien whatsoever other than the security interest created by this Agreement. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any government or public office, and no Pledgor has filed or consented to the filing of any such statement or notice, except for Uniform Commercial Code financing statements naming the Administrative Agent as secured party.

     (c) This Agreement, together with (i) the filing, with regard to each Pledgor, of duly completed and executed Uniform Commercial Code financing statements naming such Pledgor as debtor, the Administrative Agent as secured party, and describing the Collateral, in the jurisdictions set forth beneath such Pledgor's name on Annex B hereto, (ii) in the case of uncertificated
                       -------
Pledged Interests, compliance with Section 8-313 (or its successor provision) of the applicable Uniform Commercial Code, and (iii) the delivery to the Administrative Agent of all certificates, chattel paper, promissory notes and other instruments included in the Collateral, creates, and at all times will constitute, a valid and perfected security interest in and Lien upon the Collateral owned by such Pledgor in favor of the Administrative Agent, for the benefit of the Secured Parties, to the extent a security interest therein can

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be perfected by such filings or possession of such chattel paper, promissory notes or instruments, as applicable, superior and prior to the rights of all other Persons therein (except for Permitted Liens), and no other or additional filings, registrations, recordings or actions are or shall be necessary or appropriate in order to maintain the perfection and priority of such Lien and security interest, other than continuation statements required under the applicable Uniform Commercial Code.

     (d) All of the Pledged Interests have been duly and validly issued and are fully paid and not subject to any preemptive rights, warrants, options or similar rights or restrictions in favor of third parties, any capital call or other additional capital requirement or any contractual or other restrictions upon transfer, except as expressly set forth in the Operating Agreement.

     (e) No consent, approval, authorization, exemption or other action by, notice to, or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by each Pledgor of this Agreement, the pledge of the Collateral hereunder or the exercise by the Administrative Agent of the voting or other rights and remedies in respect of the Collateral provided for herein, except as expressly set forth in the Operating Agreement and except as may be required in connection with a disposition of any Collateral by laws affecting the offering and sale of securities generally.

     (f) The Pledgors have furnished the Administrative Agent with a correct and complete copy of the Operating Agreement as in effect as of the date hereof. The Operating Agreement is in full force and effect and there exists no default, breach or event of default thereunder by any party. The Operating Agreement sets forth the entire agreement and understanding of the parties thereto in respect of the subject matter thereof, and there are no other agreements or understandings, written or oral, relating to the matters covered thereby.

     (g)  Annex C lists, as to each Pledgor, (i) the address of its chief
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executive office and principal place of business and (ii) the address of each location of all chattel paper, instruments and other records or information evidencing or relating to the Collateral of such Pledgor. No Pledgor presently conducts business under any prior or other corporate or limited liability company name or under any trade or fictitious name, except as indicated beneath its name on Annex C, and no Pledgor has entered into any contract or granted any
            -------
Lien within the past five years under any name other than its legal corporate or limited liability company name or a trade or fictitious name indicated beneath its name on Annex C.
            -------

     5.   Additional Collateral.  If either Pledgor shall, at any time and from
          ---------------------
time to time after the date hereof, acquire any additional membership interests in the Borrower or Indebtedness of the types described in clauses (i) and (ii) of SECTION 1 (including the acquisition by Parent, as a result of the dissolution of Holdings or the merger of Holdings into Parent, of the outstanding membership interests in the Borrower owned by Holdings as of the date hereof), the same shall be automatically deemed to be Pledged Interests or Pledged Indebtedness, as the case may be, and to be pledged to the Administrative Agent pursuant to SECTION 1, and such Pledgor will forthwith pledge and deposit the same with the Administrative Agent and deliver to the Administrative Agent any certificates or instruments therefor, together with the endorsement of such Pledgor (in the case of any promissory notes or other instruments), undated stock powers (in the case of Pledged Interests evidenced by certificates) or other necessary instruments of transfer or assignment, duly executed in blank and in form and substance satisfactory to the Administrative Agent, together with such other certificates and instruments as the Administrative Agent may reasonably request (including Uniform Commercial Code financing statements

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or appropriate amendments thereto), and will promptly thereafter deliver to the
Administrative Agent a fully completed and duly executed amendment to this Agreement in the form of Exhibit A (each, a "Pledge Amendment") in respect
                         ---------
thereof. Each Pledgor hereby authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement, and agrees that all such Collateral listed on any Pledge Amendment shall for all purposes be deemed Collateral hereunder and shall be subject to the provisions hereof; provided that the failure of such
                                               --------
Pledgor to execute and deliver any Pledge Amendment with respect to any such additional Collateral as required hereinabove shall not impair the security interest of the Administrative Agent in such Collateral or otherwise adversely affect the rights and remedies of the Administrative Agent hereunder with respect thereto. If any Pledged Interests (whether now owned or hereafter acquired) are "uncertificated securities" within the meaning of the applicable Uniform Commercial Code or are otherwise not evidenced by any certificate or instrument, each applicable Pledgor will promptly notify the Administrative Agent thereof and will promptly take and cause to be taken all actions required under applicable law, including, as applicable, under Article 8 or 9 of the applicable Uniform Commercial Code, to perfect the security interest of the Administrative Agent therein.

     6.   Certain Covenants of the Pledgors.  (a)  The Pledgors will cause the
          ---------------------------------
Pledged Interests to constitute at all times 100% of the equity membership interests in the Borrower, and unless the Administrative Agent shall have given its prior written consent, neither Pledgor will cause or permit the Borrower to issue or sell any new equity membership interests, any warrants, options or rights to acquire its equity membership interests, or other equity securities of any nature to any Person other than the Pledgors, or cause, permit or consent to the admission of any other Person as a member of the Borrower.

     (b) Neither Pledgor will sell or otherwise dispose of, grant any options, warrants or other rights with respect to, or mortgage, pledge, grant any Lien with respect to or otherwise encumber, any of its Pledged Interests or any other Collateral or any interest therein, except for the security interest created by this Agreement.

     (c) Neither Pledgor will (i) amend, modify, waive or forgive any provision of or right arising under the Operating Agreement in a manner that would, or could reasonably be expected to, have the effect of impairing the position or interests of the Administrative Agent or any other Secured Party, (ii) cancel or terminate the Operating Agreement or petition, request or take any other action that seeks, or that could reasonably be expected, to rescind, terminate, cancel or suspend the Operating Agreement, to obtain any partition with respect to the Borrower or to dissolve or liquidate the Borrower. The Pledgors will deliver to the Administrative Agent from time to time copies of all amendments or modifications to the Operating Agreement promptly upon completion thereof; provided that nothing herein shall be deemed to permit any amendment or
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modification not otherwise permitted hereunder.

     (d) Each Pledgor will perform and comply in all material respects with all terms of the Operating Agreement required to be performed or complied with by it, will maintain the Operating Agreement in full force and effect, will enforce the Operating Agreement in accordance with its terms and will take all such action to that end as may from time to time be reasonably requested by the Administrative Agent.

     (e) Each Pledgor will pay and discharge (i) all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and (ii) all lawful claims that, if unpaid, might become a Lien upon any of its properties; provided, however, that no Pledgor shall be
                            --------  -------
required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which such Pledgor has maintained adequate reserves with respect thereto in accordance with Generally Accepted Accounting Principles, unless and until any tax lien notice has become effective with respect thereto or until any Lien resulting therefrom attaches to its properties and becomes enforceable against its other creditors.

     (f) Neither Pledgor will (i) change its name, identity or corporate structure, (ii) change its chief executive office or principal place of business from the applicable location thereof listed on Annex C, or (iii) remove any
                                               -------
books, records or other information relating to Collateral from the applicable location thereof listed on Annex C, unless in each case such Grantor has (1)
                           -------
given twenty (20) days' prior written notice to the Administrative Agent of its intention to do so, together with information regarding any such new location and such other information in connection with such proposed action as the Administrative Agent may reasonably request, and (2) delivered to the Administrative Agent ten (10) days prior to any such change or removal such documents, instruments and financing statements as may be required by the Administrative Agent, all in form and substance satisfactory to the Administrative Agent, paid all necessary filing and recording fees and taxes, and taken all other actions reasonably requested by the Administrative Agent (including, at the reasonable request of the Administrative Agent, delivery of opinions of counsel reasonably satisfactory to the Administrative Agent to the effect that all such actions have been taken), in order to perfect and maintain the Lien upon and security interest in the Collateral provided for herein in accordance with the provisions of SECTION 4(c).

     (g) Each Pledgor shall, from time to time at such times as may be reasonably requested and upon reasonable notice, (i) make available to the Administrative Agent for inspection and review at such Pledgor's offices copies of all documents and information relating to the Collateral, and (ii) permit the Administrative Agent or its representatives to visit its offices or the premises upon which any Collateral may be located, inspect its books and records and make copies and memoranda thereof, inspect the Collateral, discuss its finances and affairs with its officers, employees and independent accountants and take any other actions necessary for the protection of the interests of the Secured Parties in the Collateral.

     (h) Each Pledgor agrees that it will, at its own cost and expense, take any and all actions necessary to warrant and defend the right, title and interest of the Secured Parties in and to the Collateral against the claims and demands of all other Persons.

     7.   Voting Rights.  So long as no Event of Default shall have occurred and
          -------------
be continuing, each Pledgor shall be entitled to exercise all voting and other consensual rights pertaining to the Pledged Interests (subject to its obligations under SECTION 5), and for that purpose the Administrative Agent will execute and deliver or cause to be executed and delivered to each applicable Pledgor all such proxies and other instruments as such Pledgor may reasonably request in writing to enable such Pledgor to exercise such voting and other consensual rights; provided, however, that neither Pledgor will cast any vote,
                   --------  -------
give any consent, waiver or ratification, or take or fail to take any action, in any manner that would, or could reasonably be expected to, violate or be inconsistent with any of the terms of this Agreement, the Credit Agreement or any other Credit Document, or have the effect of impairing in any material respect the position or interests of the Administrative Agent or any other Secured Party.

     8.   Dividends and Other Distributions.  So long as no Event of Default
          ---------------------------------
shall have occurred and be continuing (or would occur as a result thereof), and except as provided otherwise herein, all interest, income, dividends, distributions and other amounts payable in cash in respect of the Pledged Interests may be paid to and retained by the Pledgors; provided, however, that all such interest, dividends, distributions and other
--------  -------
amounts shall, at all times after the occurrence and during the continuance of an Event of Default, be paid to the Administrative Agent and retained by it as part of the Collateral (except to the extent applied upon receipt to the repayment of the Secured Obligations). The Administrative Agent shall also be entitled at all times (whether or not during the continuance of an Event of Default) to receive directly, and to retain as part of the Collateral, (i) all interest, income, dividends, distributions or other amounts paid or payable in cash or other property in respect of any Pledged Interests in connection with the dissolution, liquidation, recapitalization or reclassification of the capital of the Borrower to the extent representing (in the reasonable judgment of the Administrative Agent) an extraordinary, liquidating or other distribution in return of capital, (ii) all additional membership interests, warrants, options or other securities or property (other than cash) paid or payable or distributed or distributable in respect of any Pledged Interests in connection with any noncash dividend, distribution, return of capital, spin-off, split-up, reclassification, combination of interests or similar rearrangement, and (iii) without affecting any restrictions against such actions contained in the Credit Agreement, all additional membership interests, warrants, options or other securities or property (including cash) paid or payable or distributed or distributable in respect of any Pledged Interests in connection with any consolidation, merger, exchange of securities, liquidation or other reorganization. All interest, income, dividends, distributions or other amounts that are received by either Pledgor in violation of the provisions of this Section shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of the Pledgors and shall be forthwith delivered to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsements).

     9.   Remedies.  If an Event of Default shall have occurred and be
          --------
continuing, the Administrative Agent shall be entitled to exercise in respect of the Collateral all of its rights, powers and remedies provided for herein or otherwise available to it under any other Credit Document, by law, in equity or otherwise, including all rights and remedies of a secured party under the Uniform Commercial Code as in effect in each relevant jurisdiction, and shall be entitled in particular, but without limitation of the foregoing, to exercise the following rights, which each Pledgor agrees to be commercially reasonable:

     (a) To notify the parties obligated on any of the Collateral to make payment to the Administrative Agent of any amount due or to become due thereunder and receive all such amounts;

     (b) To transfer to or register in its name or the name of any of its agents or nominees all or any part of the Collateral, without notice to the Pledgors and with or without disclosing that such Collateral is subject to the security interest created hereunder;

     (c) To accelerate any Pledged Indebtedness that may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Indebtedness;

     (d) To exercise (i) all voting, consensual and other rights and powers pertaining to the Pledged Interests (whether or not transferred into the name of the Administrative Agent), at any meeting of the members of the Borrower or otherwise, and (ii) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Pledged Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Interests upon the merger, consolidation, reorganization, reclassification, combination of interests, similar rearrangement or other similar fundamental change in the structure of the Borrower, or upon the exercise by either Pledgor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Interests, and in connection therewith, the right to deposit and deliver any and all of the Pledged Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine, and give all consents, waivers and ratifications in respect of the Pledged Interests, all without liability except to account for any property actually received by it, but the Administrative Agent shall have no duty to exercise any such right, privilege or option or give any such consent, waiver or ratification and shall not be responsible for any failure to do so or delay in so doing; and for the foregoing purposes each Pledgor will promptly execute and deliver or cause to be executed and delivered to the Administrative Agent, upon request, all such proxies and other instruments as the Administrative Agent may reasonably request to enable the Administrative Agent to exercise such rights and powers; AND IN FURTHERANCE OF THE FOREGOING AND WITHOUT LIMITATION THEREOF, EACH PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS THE TRUE AND LAWFUL PROXY AND ATTORNEY-IN-FACT OF SUCH PLEDGOR, WITH FULL POWER OF SUBSTITUTION IN THE PREMISES, TO EXERCISE ALL SUCH VOTING, CONSENSUAL AND OTHER RIGHTS AND POWERS TO WHICH ANY MEMBER OF THE BORROWER HOLDING THE PLEDGED INTERESTS WOULD BE ENTITLED BY VIRTUE OF HOLDING THE SAME, WHICH PROXY AND POWER OF ATTORNEY, BEING COUPLED WITH AN INTEREST, IS IRREVOCABLE AND SHALL BE EFFECTIVE FOR SO LONG AS THIS AGREEMENT SHALL BE IN EFFECT; and

     (e) To sell, resell, assign and deliver, in its sole discretion, all or any of the Collateral, in one or more parcels, on any securities exchange on which the Pledged Interests may be listed, at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, upon credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Administrative Agent may deem satisfactory. If any of the Collateral is sold by the Administrative Agent upon credit or for future delivery, the Administrative Agent shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Administrative Agent may resell such Collateral. In no event shall the Pledgors be credited with any part of the Proceeds of sale of any Collateral until and to the extent cash payment in respect thereof has actually been received by the Administrative Agent. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of the Pledgors, and each Pledgor hereby expressly waives all rights of redemption, stay or appraisal, and all rights to require the Administrative Agent to marshal any assets in favor of such Pledgor or any other party or against or in payment of any or all of the Secured Obligations, that it has or may have under any rule of law or statute now existing or hereafter adopted. No demand, presentment, protest, advertisement or notice of any kind (except any notice required by law, as referred to below), all of which are hereby expressly waived by each Pledgor, shall be required in connection with any sale or other disposition of any part of the Collateral. If any notice of a proposed sale or other disposition of any part of the Collateral shall be required under applicable law, the Administrative Agent shall give the applicable Pledgor at least ten (10) days' prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice each Pledgor agrees is commercially reasonable. The Administrative Agent shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each public sale and, to the extent permitted by applicable law, upon each private sale, the Administrative Agent may purchase all or any of the Collateral being sold, free from any equity, right of redemption or other claim or demand, and may make payment therefor by endorsement and application (without recourse) of the Secured Obligations in lieu of cash as a credit on account of the purchase price for such Collateral.

     10.  Application of Proceeds.  (a)  All Proceeds collected by the
          -----------------------
Administrative Agent upon any sale, other disposition of or realization upon any of the Collateral, together with all other moneys received by the Administrative Agent hereunder, shall be applied as follows:

             (i) first, to the payment of all costs and expenses of such sale, disposition or other realization, including the reasonable costs and expenses of the Administrative Agent and the reasonable fees and expenses of its agents and counsel, all amounts advanced by the Administrative Agent for the account of the Pledgors, and all other amounts payable to the Administrative Agent under SECTION 13;

             (ii) second, after payment in full of the amounts specified in clause (i) above, to the ratable payment of all other Secured Obligations owing to the Secured Parties; and

             (iii) third, after payment in full of the amounts specified in clauses (i) and (ii) above, and following the termination of this Agreement, to the Pledgors or any other Person lawfully entitled to receive such surplus.

     (b) For purposes of applying amounts in accordance with this Section, the Administrative Agent shall be entitled to rely upon any Secured Party that has entered into an Interest Rate Protection Agreement with the Borrower for a determination (which such Secured Party agrees to provide or cause to be provided upon request of the Administrative Agent) of the outstanding Secured Obligations owed to such Secured Party under any such Interest Rate Protection Agreement. Unless it has actual knowledge (including by way of written notice from any such Secured Party) to the contrary, the Administrative Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Protection Agreements or Obligations in respect thereof are in existence between any Secured Party and the Borrower.

     (c) The Pledgors shall remain jointly and severally liable to the extent of any deficiency between the amount of all Proceeds realized upon sale or other disposition of the Collateral pursuant to this Agreement and the aggregate amount of the sums referred to in clauses (i) and (ii) of subsection (a) above. Upon any sale of any Collateral hereunder by the Administrative Agent (whether by virtue of the power of sale herein granted, pursuant to judicial proceeding, or otherwise), the receipt of the Administrative Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

     11.  Each Pledgor Remains Liable.  Notwithstanding anything herein to the
          ---------------------------
contrary, (i) the Pledgors shall remain liable under the Operating Agreement to perform all of their respective obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent of any of its rights or remedies hereunder shall not release either Pledgor from any of its obligations under the Operating Agreement, and (iii) except as specifically provided for hereinbelow, the Administrative Agent shall not have any obligation or liability by reason of this

Agreement under the Operating Agreement, nor shall the Administrative Agent be obligated to perform any of the obligations or duties of the Pledgors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. This Agreement shall not in any way be deemed to obligate the Administrative Agent, any other Secured Party or any purchaser at a foreclosure sale under this Agreement to assume any of either Pledgor's obligations, duties or liabilities under the Operating Agreement, including, without limitation, each Pledgor's obligations, if any, to manage the business and affairs of the Borrower (collectively, the "Member Obligations"), unless the Administrative Agent or such other Secured Party or purchaser otherwise agrees in writing to assume any or all of such Member Obligations. In the event of foreclosure by the Administrative Agent hereunder, then except as provided in the preceding sentence, each Pledgor shall remain bound and obligated to perform its Member Obligations and neither the Administrative Agent nor any other Secured Party shall be deemed to have assumed any Member Obligations. In the event the Administrative Agent, any other Secured Party or any purchaser at a foreclosure sale elects to become a substitute member in place of either Pledgor, the party making such election shall adopt in writing the Operating Agreement and agree to be bound by the terms and provisions thereof; and subject to the execution of such written agreement, each Pledgor hereby irrevocably consents in advance, pursuant to the Operating Agreement, to the admission of the Administrative Agent, any other Secured Party or any such purchaser as a substitute member to the extent of the Pledged Interests acquired pursuant to such sale, and agrees to execute any documents or instruments and take any other action as may be necessary or as may be reasonably requested in connection therewith. The powers, rights and remedies conferred on the Administrative Agent hereunder are solely to protect its interest and privilege in the Operating Agreement, as Collateral, and shall not impose any duty upon it to exercise any such powers, rights or remedies.

     12.  Registration; Private Sales.  (a)  If, at any time after the
          ---------------------------
occurrence and during the continuance of an Event of Default, either Pledgor shall have received from the Administrative Agent a written request or requests that such Pledgor cause any registration, qualification or compliance under any federal or state securities law or laws to be effected with respect to all or any part of the Pledged Interests, such Pledgor will, as soon as practicable and at its expense, use its best efforts to cause such registration to be effected and be kept effective and will use its best efforts to cause such qualification and compliance to be effected and be kept effective as may be so requested and as would permit or facilitate the sale and distribution of such Pledged Interests, including, without limitation, registration under the Securities Act of 1933, as amended (the "Securities Act"), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other applicable requirements of Governmental Authorities; provided,
                                                                    --------
that the Administrative Agent shall furnish to such Pledgor such information regarding the Administrative Agent as such Pledgor may reasonably request in writing and as shall be required in connection with any such registration, qualification or compliance. Such Pledgor will cause the Administrative Agent to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Administrative Agent such number of prospectuses, offering circulars or other documents incident thereto as the Administrative Agent from time to time may reasonably request, and will indemnify the Administrative Agent and all others participating in the distribution of such Pledged Securities against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to such Pledgor by the Administrative Agent or any other Secured Party expressly for use therein.

     (b) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws as in effect from time to time, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Pledged Interests conducted without registration or qualification under the Securities Act and such state securities laws, to limit purchasers to any one or more Persons who will represent and agree, among other things, to acquire such Pledged Interests for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be made in such manner and under such circumstances as the Administrative Agent may deem necessary or advisable in its sole and absolute discretion, including at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and agrees that the Administrative Agent shall have no obligation to conduct any public sales and no obligation to delay the sale of any Pledged Interests for the period of time necessary to permit its registration for public sale under the Securities Act and applicable state securities laws, and shall not have any responsibility or liability as a result of its election so not to conduct any such public sales or delay the sale of any Pledged Interests, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after such registration. Each Pledgor hereby waives any claims against the Administrative Agent or any Secured Party arising by reason of the fact that the price at which any Pledged Interests may have been sold at any private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer such Pledged Interests to more than one offeree.

     (c) Each Pledgor agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Pledgors.

     13.  Indemnity and Expenses.  The Pledgors agree jointly and severally:
          ----------------------

     (a) To indemnify and hold harmless the Administrative Agent, each other Secured Party and each of their respective directors, officers, employees, agents and affiliates from and against any and all claims, damages, demands, losses, obligations, judgments and liabilities (including, without limitation, reasonable attorneys' fees and expenses) in any way arising out of or in connection with this Agreement and the transactions contemplated hereby, except to the extent the same shall arise as a result of the gross negligence or willful misconduct of the party seeking to be indemnified; and

     (b) To pay and reimburse the Administrative Agent upon demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) that the Administrative Agent may incur in connection with (i) the custody, use or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, including the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, (ii) the exercise or enforcement of any rights or remedies granted hereunder (including, without limitation, under SECTION 12), under any of the other Credit Documents or otherwise available to it (whether at law, in equity or otherwise), or (iii) the failure by either Pledgor to perform or observe any of the provisions hereof. The provisions of this SECTION 13 shall survive the execution and delivery of this Agreement, the repayment of any of the Obligations, the termination of the Commitments under the Credit Agreement and the termination of this Agreement or any other Credit Document.

     14.  Further Assurances; Attorney-in-Fact.  (a)  Each Pledgor agrees that
          ------------------------------------
it will join with the Administrative Agent to execute and, at its own expense, file and refile under any applicable Uniform Commercial Code such financing statements, continuation statements and other documents and instruments in such offices as the Administrative Agent may reasonably deem necessary or appropriate, and wherever required or permitted by law, in order to perfect and preserve the Administrative Agent's security interest in the Collateral, and hereby authorizes the Administrative Agent to file financing statements and amendments thereto relating to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Administrative Agent such additional conveyances, assignments, agreements and instruments as the Administrative Agent may reasonably require or deem advisable to perfect, establish, confirm and maintain the security interest and Lien provided for herein, to carry out the purposes of this Agreement or to further assure and confirm unto the Administrative Agent its rights, powers and remedies hereunder.

     (b) Each Pledgor hereby irrevocably appoints the Administrative Agent its lawful attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, the Administrative Agent or otherwise, and with full power of substitution in the premises (which power of attorney, being coupled with an interest, is irrevocable for so long as this Agreement shall be in effect), from time to time in the Administrative Agent's discretion after the occurrence and during the continuance of an Event of Default to take any action and to execute any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purpose of this Agreement, including, without limitation:

             (i) to sign the name of such Pledgor on any financing statement, continuation statement, notice or other similar document that, in the Administrative Agent's opinion, should be made or filed in order to perfect or continue perfected the security interest granted under this Agreement;

             (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

             (iii) to receive, endorse and collect any checks, drafts, instruments, chattel paper and other orders for the payment of money made payable to such Pledgor representing any interest, income, dividend, distribution or other amount payable in respect of any of the Collateral and to give full discharge for the same;

             (iv) to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Administrative Agent in its sole discretion, any such payments made by the Administrative Agent to become Secured Obligations of the Pledgors to the Administrative Agent, due and payable immediately and without demand;

             (v) to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or advisable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral; and

             (vi) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any and all of the Collateral as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes, and to do from time to time, at the Administrative Agent's option and the Pledgors' expense, all other acts and things deemed necessary by the Administrative Agent to protect, preserve or realize upon the Collateral and to more completely carry out the purposes of this Agreement.

     (c) If either Pledgor fails to perform any covenant or agreement contained in this Agreement after written request to do so by the Administrative Agent (provided that no such request shall be necessary at any time after the
 --------
occurrence and during the continuance of an Event of Default), the Administrative Agent may itself perform, or cause the performance of, such covenant or agreement and may take any other action that it deems necessary and appropriate for the maintenance and preservation of the Collateral or its security interest therein, and the reasonable expenses so incurred in connection therewith shall be payable by the Pledgors under SECTION 13.

     15.  The Administrative Agent; Standard of Care.  The Administrative Agent
          ------------------------------------------
will hold all items of the Collateral at any time received under this Agreement in accordance with the provisions hereof. The obligations of the Administrative Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement and the other Credit Documents, are only those expressly set forth in this Agreement and the other Credit Documents. The Administrative Agent shall act hereunder at the direction, or with the consent, of the Required Lenders on the terms and conditions set forth in the Credit Agreement. The powers conferred on the Administrative Agent hereunder are solely to protect its interest, on behalf of the Secured Parties, in the Collateral, and shall not impose any duty upon it to exercise any such powers. Except for treatment of the Collateral in its possession in a manner substantially equivalent to that which the Administrative Agent, in its individual capacity, accords its own property of a similar nature, and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral. Neither the Administrative Agent nor any other Secured Party shall be liable to either Pledgor (i) for any loss or damage sustained by such Pledgor, or (ii) for any loss, damage, depreciation or other diminution in the value of any of the Collateral that may occur as a result of or in connection with or that is in any way related to any exercise by the Administrative Agent or any other Secured Party of any right or remedy under this Agreement, any failure to demand, collect or realize upon any of the Collateral or any delay in doing so, or any other act or failure to act on the part of the Administrative Agent or any other Secured Party, except to the extent that the same is caused by its own gross negligence or willful misconduct.

     16.  Security Interest Absolute.  Each Pledgor agrees that its obligations,
          --------------------------
and the security interest granted to and all rights of the Administrative Agent, hereunder are irrevocable, absolute and unconditional and shall not be discharged, limited or otherwise affected by reason of any of the following, whether or not such Pledgor has notice or knowledge thereof:

             (i) any change in the time, manner or place of payment of, or in any other term of, any Secured Obligations, or any amendment, modification or supplement to, restatement of, or consent to any rescission or waiver of or departure from, any provisions of the Credit

     Agreement, any other Credit Document or any agreement or instrument delivered pursuant to any of the foregoing;

             (ii) the invalidity or unenforceability of any Secured Obligations or any provisions of the Credit Agreement, any other Credit Document or any agreement or instrument delivered pursuant to any of the foregoing;

             (iii) any sale, exchange, release, substitution, compromise, nonperfection or other action or inaction in respect of any other collateral pledged as direct or indirect security for any Secured Obligations, or any discharge, modification, settlement, compromise or other action or inaction in respect of any guaranty or other direct or indirect liability for any Secured Obligations; or

             (iv) any other circumstance that might otherwise constitute a legal or equitable discharge of, or a defense, set-off or counterclaim available to, either Pledgor, other than the occurrence of (x) the payment in full of the Secured Obligations (other than indemnity obligations not then due and payable and that survive termination of the Credit Documents),
     (y) the termination or expiration of all Letters of Credit under the Credit Agreement and (z) the termination of the Commitments under the Credit Agreement (the events in clauses (x), (y) and (z) above, collectively, the "Termination Requirements").

     17.  No Waiver.  The rights and remedies of the Secured Parties expressly
          ---------
set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of any Secured Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between the Pledgors and the Secured Parties or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon either Pledgor in any case shall entitle such Pledgor or the other Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Secured Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

     18.  Enforcement.  By its acceptance of the benefits of this Agreement,
          -----------
each Lender agrees that this Agreement may be enforced only by the Administrative Agent, acting upon the instructions or with the consent of the Required Lenders as provided for in the Credit Agreement, and that no Lender shall have any right individually to enforce or seek to enforce this Agreement or to realize upon any Collateral or other security given to secure the payment and performance of the Secured Obligations.

     19.  Amendments, Waivers, etc.  No amendment, modification, waiver,
          ------------------------
discharge or termination of, or consent to any departure by either Pledgor from, any provision of this Agreement, shall be effective unless in a writing executed and delivered in accordance with Section 11.6 of the Credit Agreement, and then the same shall be effective only in the specific instance and for the specific purpose for which given.

     20.  Continuing Security Interest; Term; Successors and Assigns;
          -----------------------------------------------------------
Assignment; Termination and Release; Survival.  This Agreement shall create a
---------------------------------------------
continuing security interest in the Collateral and shall secure the payment and performance of all of the Secured Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until the satisfaction of all of the Termination Requirements, (ii) be binding upon and enforceable against each Pledgor and its successors and assigns (provided, however, that neither Pledgor
                                        --------  -------
may sell, assign or transfer any of its rights, interests, duties or obligations hereunder without the prior written consent of the Lenders) and (iii) inure to the benefit of and be enforceable by each Secured Party and its successors and assigns. Upon any sale or other disposition by any Pledgor of any Collateral in a transaction expressly permitted hereunder or under or pursuant to the Credit Agreement or any other applicable Credit Document, the Lien and security interest created by this Agreement in and upon such Collateral shall be automatically released, and upon the satisfaction of all of the Termination Requirements, this Agreement and the Lien and security interest created hereby shall terminate; and in connection with any such release or termination, the Administrative Agent, at the request and expense of the applicable Pledgor, will execute and deliver to such Pledgor such documents and instruments evidencing such release or termination as such Pledgor may reasonably request and will assign, transfer and deliver to such Pledgor, without recourse and without representation or warranty, such of the Collateral as may then be in the possession of the Administrative Agent (or, in the case of any partial release of Collateral, such of the Collateral so being released as may be in its possession). All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Agreement and any Pledge Amendment.

     21.  Notices.  All notices and other communications provided for hereunder
          -------
shall be given to the parties in the manner and subject to the other notice provisions set forth in the Parent Guaranty.

     22.  Governing Law.  This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the laws of the State of North Carolina (without regard to the conflicts of law provisions thereof).

     23.  Severability.  To the extent any provision of this Agreement is
          ------------
prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

     24.  Construction.  The headings of the various sections and subsections of
          ------------
this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular. All terms in this Agreement that are not capitalized shall have the meanings provided by the applicable Uniform Commercial Code to the extent the same are used or defined therein.

     25.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal by their duly authorized officers as of the date first above written.


                         PETERSEN HOLDINGS, L.L.C.


                         By:     /s/ Richard S Willis
                                --------------------------------------------

                         Title: Executive Vice President and Chief Financial
                                --------------------------------------------
                                Officer
                                -------


                         THE PETERSEN COMPANIES, INC.


                         By:     /s/ Richard S Willis
                                --------------------------------------------

                         Title: Executive Vice President and Chief Financial
                                --------------------------------------------
                                Officer
                                -------



Accepted and agreed to:

FIRST UNION NATIONAL BANK, as
 Administrative Agent


By:     /s/ Bruce W. Loftin
       ------------------------------------------

Title: Senior Vice President
       ------------------------------------------

                                             Annex A to Parent Pledge and
                                              Security Agreement
                                             First Union National Bank, as
                                              Administrative Agent
                                             Petersen Publishing Company, L.L.C.
                                             October 6, 1997
                                             ___________________________________



Pledged Interests pledged by Holdings
-------------------------------------

                                                                 Percentage of
                                                                  Outstanding
                                                   Type of         Interests
            Name of Issuer                         Interests       in Issuer
            --------------                         ---------       ---------


            Petersen Publishing Company, L.L.C.     Common           99.9%



Pledged Interests pledged by Parent
-----------------------------------

                                                                 Percentage of
                                                                  Outstanding
                                                   Type of         Interests
            Name of Issuer                         Interests       in Issuer
            --------------                         ---------       ---------


            Petersen Publishing Company, L.L.C.     Common          0.1%

                                             Annex B to Parent Pledge and
                                              Security Agreement
                                             First Union National Bank, as
                                              Administrative Agent
                                             Petersen Publishing Company, L.L.C.
                                             October 6, 1997
                                             ___________________________________



                                FILING LOCATIONS


A.   Petersen Holdings, L.L.C.
     -------------------------

     Secretary of State of California

     Secretary of State of Illinois


B.   The Petersen Companies, Inc.
     ----------------------------

     Secretary of State of California

     Secretary of State of Illinois

                                             Annex C to Parent Pledge and
                                              Security Agreement
                                             First Union National Bank, as
                                              Administrative Agent
                                             Petersen Publishing Company, L.L.C.
                                             October 6, 1997
                                             ___________________________________



                      LOCATIONS OF CHIEF EXECUTIVE OFFICE
                       AND RECORDS RELATING TO COLLATERAL


A.   Petersen Holdings, L.L.C.


     1.  Chief executive office/principal place
         --------------------------------------
         of business:
         -----------

          a)  6420 Wilshire Blvd.
              Los Angeles, California

     2.  Records relating to Collateral:
         ------------------------------

          a)  6420 Wilshire Blvd.
              Los Angeles, California

          b)  c/o Willis Stein & Partners, L.P.
              227 West Monroe, Suite 4300
              Chicago, Illinois  60606


B.   The Petersen Companies, Inc.


     1.  Chief executive office/principal place
         --------------------------------------
         of business:
         -----------

          a)  6420 Wilshire Blvd.
              Los Angeles, California

     2.  Records relating to Collateral:
         ------------------------------

          a)  6420 Wilshire Blvd.
              Los Angeles, California

          b)  c/o Willis Stein & Partners, L.P.
              227 West Monroe, Suite 4300
              Chicago, Illinois 60606

                                             Exhibit A to Parent Pledge and
                                              Security Agreement
                                             First Union National Bank, as
                                              Administrative Agent
                                             Petersen Publishing Company, L.L.C.
                                             October 6, 1997
                                             ___________________________________



                                PLEDGE AMENDMENT


     THIS PLEDGE AMENDMENT, dated as of _______________, 19___, is delivered by ______________________ (the "Pledgor") pursuant to SECTION 5 of the Pledge Agreement referred to hereinbelow. The Pledgor hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement, dated as of __________, 1997, made by the Pledgor in favor of First Union National Bank, as Administrative Agent (as amended, modified, supplemented or restated from time to time, the "Pledge Agreement," capitalized terms defined therein being used herein as therein defined), and that the Pledged Interests listed on Annex A to
                                                                     -------
this Pledge Amendment shall be deemed to be part of the Pledged Interests within the meaning of the Pledge Agreement and shall become part of the Collateral and shall secure all of the Secured Obligations as provided in the Pledge Agreement. This Pledge Amendment and its attachments are hereby incorporated into the Pledge Agreement and made a part thereof.


      __________________________


                           By: _________________________________

                           Title: ______________________________

                                             Annex A to Exhibit A (Pledge
                                              Amendment)
                                             First Union National Bank, as
                                              Administrative Agent
                                             Petersen Publishing Company, L.L.C.
                                             October 6, 1997
                                             ___________________________________



Pledged Interests
-----------------

                                                                 Percentage of
                                                                  Outstanding
                                   Type of      Certificate        Interests
         Name of Issuer           Interests        Number          in Issuer
         --------------          ----------      ---------         ---------